Exhibit 99.1

Liquidity Services, Inc. (LQDT) Q1 2026 Earnings Call August 6, 2026 10:30 AM EST

Company Participants

William P. Angrick, III - Chairman of the Board of Directors & CEO
Jorge A. Celaya - Executive Vice President & Chief Financial Officer
Michael Patrick – Vice President and Controller

Conference Call Participants

George Sutton - Craig-Hallum Capital Group LLC, Research Division

Operator

Welcome to the Liquidity Services third quarter of fiscal year 2026 financial results conference call. My name is Shannon, and I will be your Operator for today's call. Please note that this conference call is being recorded. At this time, all participants are in a listen-only mode. Later, we will conduct a question and answer session. I will now turn the call over to Michael Patrick, Liquidity Services Vice President and Controller.

Michael Patrick

Good morning. On the call today are Bill Angrick, our Chairman and Chief Executive Officer, and Jorge Celaya, our Executive Vice President and Chief Financial Officer. They will be available for questions after their prepared remarks. The following discussion and responses to your questions reflect management's views as of today, August 6th, 2026, and will include forward-looking statements. Actual results may differ materially. Additional information about factors that could potentially impact our financial results is included in today's press release and in filings with the SEC, including our most recent annual report on Form 10-K. As you listen to today's call, please have our press release in front of you, which includes our financial results as well as metrics and commentary on the quarter. During this call, management will discuss certain non-GAAP financial measures.

In our press release, and filings with the SEC, each of which is posted on our website, you will find additional disclosures regarding these non-GAAP measures, including the reconciliations of these measures with their most comparable GAAP measures as available. Management also uses certain supplemental operating data as a measure of certain components of operating performance, which we also believe is useful for management and investors. This supplemental operating data includes gross merchandise volume and should not be considered a substitute for or superior to GAAP results. At this time, I will turn the presentation over to our Chairman and CEO, Bill Angrick.

Bill Angrick

Thanks, Michael. Good morning and welcome to our earnings call. Our strong Q3 results reflect the continued success execution of our RISE strategy, which focuses on four priorities: maximizing recovery for sellers, increasing transaction volume, expanding value-added services, and leveraging technology to drive operating efficiency. Together, these initiatives are producing stronger financial performance as we confidently march towards our $2 billion annual GMV target and reinforce our leadership position in the $100 billion circular economy. Our strategy is bringing measurable results.

In Q3, GAAP diluted earnings per share of $0.32 was up 39% year-over-year, driven by GMV growth of 10% year-over-year to $453 million, GAAP revenue growth of 8% to $129.6 million, direct profit growth of 17% year-over-year to $3.8 million, and Adjusted EBITDA growth of 30% to $22 million. Our Rule of 40 score improved to 51%, up from 42% a year ago, while cash and short-term investments increased to $231 million. These results represent our 10th consecutive quarter of year-over-year EBITDA growth. Our retail segment GMV reached a record $121.6 million, increasing 19% year-over-year.

Growth was driven by expanding consignment relationships and improved recovery rates across major programs. Our managed direct-to-consumer consignment business nearly doubled from the prior year, and our international clients continued their strong growth trajectory. These programs demonstrate how our flexible service offerings help large retailers recover more value from surplus inventory while improving speed, transparency, and sustainability. Finally, our Retail Rush GMV grew sequentially by 50%, reflecting continued progress attracting demand to our proprietary D2C online auction platform. Our GovDeals segment achieved record GMV of $274 million, up 9% year-over-year, and we set a new quarterly record for unique sellers, marking the 7th consecutive quarter of seller growth.

Public sector clients continue to rely on our GovDeals platform to maximize proceeds from surplus assets, as demonstrated by several notable transactions during the quarter, including a $7.7 million state department transportation heavy equipment sale, a $2.5 million generator auction for a federal client, and a $2.6 million Canadian auction. Our strong record of performance has allowed us to win increasingly lucrative engagements. For example, Miami-Dade County is selling their landmark 28-story, approximately 265,000 sq ft county courthouse in the heart of downtown Miami on our GovDeals marketplace. GovDeals also established new records for bidder and seller engagement, including the most unique bidders in a single month and most assets available for sale on a single day. Our buyer acquisition and engagement initiatives continue to produce strong results.

During the quarter, GovDeals buyer registrations increased 23%, new bidders increased 42%, and conversion rates improved 35%, even as marketing spend declined. These gains reflect investments in AI-enabled marketing, personalization, buyer education, and improved marketplace experiences. These milestones illustrate the growing network effects of our platform and our ability to connect more buyers with more inventory than ever before. Our Capital Assets Group segment continued to demonstrate the strength and resilience of its marketplace platform during Q3. While quarterly results were impacted by the timing of several large projects, CAG delivered another quarter of year-over-year direct profit growth, expanded its client base, improved pricing performance, and strengthened its pipeline entering the fourth quarter. Importantly, these large project delays during Q3 reflect timing issues rather than project losses and have strengthened our outlook for upcoming quarters. During Q3, CAG generated $57.5 million of GMV and $9.6 million of direct profit.

While GMV declined 1% year-over-year, primarily due to project timing and lower volumes in EMEA, APAC, and selected North American industrial markets, direct profit increased 13% year-over-year as a result of stronger pricing and mix. One of the most encouraging indicators during Q3 was our continued improvement in CAG unit economics. CAG's take rate increased 270 basis points from a year ago, reflecting higher margin consignment projects and strong execution across our heavy equipment fleet and industrial verticals. This helped offset the impact of lower transaction volume and enabled direct profit growth despite a roughly GMV. New CAG account activity remained healthy with 175 new accounts signed during Q3, including a growing mix of recurring and annuity style relationships. CAG secured several notable customer engagements during the quarter that reinforce our leadership position across industrial, energy, biopharma, and manufacturing sectors.

Recent wins reflect our competitive advantages, including the largest buyer base within these industrial verticals, our global execution capabilities, our differentiated sell in place offering for heavy equipment fleet owners, and our AssetZone redeployment platform. On the buyer side, demand for CAG industrial used equipment, energy assets, and heavy equipment remained robust, particularly in North America, where bidder participation across auction events continued at elevated levels during Q3. Finally, our Machinio business also delivered strong momentum, with total system ARR increasing 26% year-over-year and our Machinio marine vertical growing 95% year-over-year. We continue to modernize our platform ecosystem through Auction.io and related software initiatives. During the quarter, we enhanced user experiences across multiple Liquidity Services marketplaces and prepared new marketplace capability designed to support future growth. Looking ahead, Liquidity Services is well-positioned to continue delivering profitable growth as we reach our $2 billion annual GMV target. Our expanding buyer and seller networks, strong debt-free balance sheet, technology investments, and growing portfolio of services provide us with multiple avenues for value creation. Most importantly, we remain focused on helping our customers maximize recovery, improve sustainability outcomes, and unlock value from other surplus assets. On behalf of our team, thank you for your continued support and confidence in Liquidity Services.

I'll now turn it over to Jorge for more details on our results and near-term outlook.

Jorge Celaya

Good morning. As Bill indicated, our consolidated results for the fiscal third quarter of 2026 included a 10% increase in GMV to $453 million, setting a new quarterly record. With consolidated revenue of $129.6 million, up 8%. GAAP earnings per share was up 39%, so $0.32 per share. Non-GAAP adjusted earnings per share was $0.45, up 32%, and non-GAAP Adjusted EBITDA was $22 million, up 30%. This quarter demonstrates how we have been executing on our strategy with the strength of our diversified marketplace platform and how mix and scale can be leveraged for strong fall-through to profit. Retail and GovDeals each achieved record levels of volume and profitability. In retail, our focus on buyer liquidity and channel optimization drove expanded margins, while GovDeals continued to scale by expanding marketplace adoption and services.

These results underscore the strategic advantage of scale and our diversification, platform positioning, and proven service offerings that our customers count on, which increasingly position Liquidity Services as a one-stop platform for sellers and buyers to transact across all asset classes. We ended the fiscal third quarter of 2026 with $231.1 million in cash equivalents, and short-term investments. We continue to have zero debt, and we have approximately $24 million in available borrowing capacity under our credit facility. At the end of this fiscal third quarter, we had $50 million remaining from our authorization to perform additional share repurchases. Turning to our fiscal third quarter segment performance compared to the same quarter last year.

Our RSCG or retail segment increased GMV by 19%, revenue by 8%, and direct profit by 30%, each setting a new quarterly record, reflecting an expanded buyer base for low touch purchase flows as well as an increased mix of consignment flows, all while maintaining operating leverage. Our GovDeals segment increased GMV 9%, revenue by 7%, and direct profit by 9%, each setting a new quarterly record. Performance was driven by continued expansion of our buyer and seller base and increased adoption of added services with a record high number of unique clients who sold and customers who bought on the platform during the quarter. In our Capital Assets Group, or CAG segment, GMV decreased 1%, while revenue increased by 18% and direct profit increased 13%, driven by a favorable mix of high take rate projects across multiple regions.

Machinio and Software Solutions combined to increase revenue 4% and direct profit by 3%, with a focus on transformational initiatives and expanding service capabilities. Moving on to our fiscal fourth quarter outlook. We expect to complete our fiscal full year 2026 with continued annual growth across all key metrics. Our guidance positions us for the highest annual fiscal year Adjusted EBITDA in 13 years. For the fiscal fourth quarter of 2026, we expect continued strong profitability led by our retail supply chain group, solid performance from GovDeals, and growth in CAG. GovDeals is expected to remain a major contributor to consolidated profitability, supported by continued marketplace adoption and seller activity. In retail, expanded channel placement, current backlog, product mix, and higher demand during the fiscal fourth quarter are expected to support continued strong direct profit performance with operating leverage, despite anticipating sequentially lower GMV and revenue for retail.

Our Capital Assets Group has a strong pipeline of international project-based work and continued momentum in its North American heavy equipment category. On a consolidated basis, consignment GMV for the fiscal fourth quarter is expected in the mid-80s as a percent of total GMV. Consolidated revenue as a percent of GMV is to be in the mid-20s. Total segment direct profit as a percent of consolidated revenue is expected to be in the mid-50% range, resulting in the improved direct profit margins year-over-year from the expected changes in mix. These ratios can vary based on overall business mix, including asset categories in any given period. Management guidance for the fiscal fourth quarter of 2026 is as follows. We expect GMV to range from $450 million-$455 million. We estimate non-GAAP Adjusted EBITDA to range from $22 million-$25 million.

GAAP net income is expected in the range of $10 million-$13 million, with corresponding GAAP diluted earnings per share ranging from $0.30-$0.39 per share. Non-GAAP adjusted diluted earnings per share is estimated in the range of $0.41-$0.50 per share. Both GAAP and non-GAAP earnings per share are expected to reflect a higher effective tax rate approaching the low to mid-30s% for the fiscal fourth quarter of 2026. The GAAP and non-GAAP earnings per share guidance assumes that we have approximately 33 million fully diluted weighted average shares outstanding for the fiscal fourth quarter of 2026. Capital expenditures are expected to be between $2.5 million-$3 million for the fiscal fourth quarter of 2026. Thank you, and we will now take your questions.

Operator

Thank you. We will now begin the question- and- answer session. If you have a question, please press star one one at this time. If you wish to be removed from the queue, please press star one one again. If you are using a speakerphone, you may need to pick up the handset first before pressing the numbers. George Sutton from Craig-Hallum is on the line with a question.

George Sutton

Thank you. Great results, guys. A couple metrics I found interesting. Registered buyers up 9%, transactions up 17%, but your auction participants were down five. It sort of sounds like an 80/20 rule is in play here, but I'm just curious, looking at that auction participant number particularly, how do you market differently or how do you put more pressure on that statistic going forward?

Bill Angrick

Well, we talk about capturing the full value within client engagements and accounts. We've moved upstream to capture higher value assignments and asset categories, which on balance has moved our average GMV per lot closed up. It's important to get the number of unique bidders per lot at a healthy level. That has maintained. If we have fewer lots at a higher value, that number of auction participants can tick down, but GMV can still grow, and we can have a very efficient business. The mix will vary quarter to quarter. For example, when you're selling a heavy equipment fleet for millions of dollars and maybe less low value individual consumer items, that could actually result in mathematically auction participants going down because you have fewer lots sold in a given period, but the GMV can be higher.

We're very dialed in at the asset category level and at the unique lot sold level to make sure we have the right buyers bringing competitive liquidity to each of our seller assignments. We have benefited, as I called out, that despite limiting marketing spend, we're seeing better yield and better recovery rates. Recovery rates, that's the R in RISE. That leads the way to a more efficient business model.

George Sutton

Got you. In your press release, you mentioned the smart use of machine learning, AI, and software to drive a lot of these improvements. I wondered if you could just point to a couple of the more tangible examples where you're seeing that impact.

Bill Angrick

It's pattern recognition augmented with an algorithm. We know who's browsing every moment on our marketplaces and who are the lookalike buyers that should be bidding on lots based upon relationships of asset classes. If I'm looking at a forklift, I probably need to be seeing other material handling equipment. If I'm looking at over-the-road vehicles, I want to see all of the commercial heavy equipment items. Marine assets that we've been growing within the Machinio system. We've been able to cross-pollinate legacy LSI buyers for marine assets with new dealer customers on Machinio. It's a combination of more browsing on the sites, good organic traffic, and then higher conversion rates to show browsers the right equipment, and then that evolves into a registration, evolves into a bidder

Eventually that drives recovery rate and higher buyer participation and retention. We're pleased that fine-tuning the algorithm has increased retention, which means we're doing a good job showing buyers something that's relevant to their interests. Most of our buyers are business-oriented, so they don't want to waste time, and they want to see things that bring value to their supply chain or their operation, and that's exactly what personalization. There's also, importantly, a trust factor that being in business as long as we have, you bring credibility, bringing blue-chip clients with well-maintained, well-documented assets to marketplace, George, all allow us to improve that relationship with buyers. Then you overlay this orchestration of AI-enabled automation, it just means that you're doing things at scale, with less cost.

George Sutton

Got you. The algorithms are probably picking up that Logan and I have been actively watching the Miami Courthouse auction. First, a comment. Make sure you're in front of the Ken Griffin folks. They came into some money recently and may want a place to hang out. I am curious if you can give us any perspective on that auction specifically. We've seen the appraisal values, any sense on that auction from your perspective? It could provide a meaningful bump in Q3.

Bill Angrick

There are a couple elements there. One, it just shows the level of trust we've earned with our clients, particularly, I think one of the most discerning client bases, which are government agencies. Government agencies entrusting us with the most valuable jewels in the crown type of assets, like this Gothic design 1920s office building, show that we have a tremendous amount of performance and reliability. That's point one. Point two, it's also showing that we can move up into very high-value assets and execute a well-designed go-to-market strategy, getting the right buyers on the platform. We're talking about $30 million+ value here. There's a wide range of activities that go on to support that. We think that's an institutional-quality asset, institutional-quality buyers.

Certainly, we want to make sure they get you on the mailing list, if that's a condo conversion for you and your team to have a second place to come when it's cold up north. I think the thing about real estate is it's a very fragmented business. We are very well-known and trusted within public sector agencies, federal, state, and local. We think the real estate vertical continues to offer growth opportunities. Then we've expanded services, that AssetZone RISE in service expansion. We've expanded services in tax lien and judicial foreclosed real estate through sheriffs and other law enforcement channels that also augment this type of program. We'll see the results just like you. You can log in, and that auction in Miami will be coming to a head in a few weeks in August, and we're excited.

George Sutton

Great. It's only cold eight to nine months per year in the north, just to be clear. Good luck with the auction. Thanks, guys.

Bill Angrick

Thank you.

Operator

Thank you. We have no further questions at this time. This concludes today's conference. Thank you all for your participation. You may now disconnect.